Exhibit 99.1

AMAZON.COM ANNOUNCES SECOND QUARTER SALES UP 23% TO $19.34 BILLION
SEATTLE—(BUSINESS WIRE)—July 24, 2014—Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its second quarter ended June 30, 2014.
Operating cash flow increased 18% to $5.33 billion for the trailing twelve months, compared with $4.53 billion for the trailing twelve months ended June 30, 2013. Free cash flow increased to $1.04 billion for the trailing twelve months, compared with $265 million for the trailing twelve months ended June 30, 2013. Free cash flow for the trailing twelve months ended June 30, 2013 includes cash outflows for purchases of corporate office space and property in Seattle, Washington, of $1.4 billion.
Common shares outstanding plus shares underlying stock-based awards totaled 480 million on June 30, 2014, compared with 474 million one year ago.
Net sales increased 23% to $19.34 billion in the second quarter, compared with $15.70 billion in second quarter 2013. Excluding the $237 million favorable impact from year-over-year changes in foreign exchange rates throughout the quarter, net sales grew 22% compared with second quarter 2013.
Operating loss was $15 million in the second quarter, compared with operating income of $79 million in second quarter 2013. The favorable impact from year-over-year changes in foreign exchange rates throughout the quarter on operating loss was $31 million.
Net loss was $126 million in the second quarter, or $0.27 per diluted share, compared with net loss of $7 million, or $0.02 per diluted share, in second quarter 2013.

“We continue working hard on making the Amazon customer experience better and better,” said Jeff Bezos, founder and CEO of Amazon.com. “We’ve recently introduced Sunday delivery coverage to 25% of the U.S. population, launched European cross-border Two-Day Delivery for Prime, launched Prime Music with over one million songs, created three original kids TV series, added world-class parental controls to Fire TV with FreeTime, and launched Kindle Unlimited, an eBook subscription service. For our AWS customers we launched Amazon Zocalo, T2 instances, an SSD-backed EBS volume, Amazon Cognito, Amazon Mobile Analytics, and the AWS Mobile SDK, and we substantially reduced prices. And today customers all over the U.S. will begin receiving their new Fire phones — including Firefly, Dynamic Perspective, and one full year of Prime — we can’t wait to get them in customers’ hands.”
Highlights

•
Amazon introduced Fire phone, offering instant access to Amazon’s vast content ecosystem and exclusive features like the Mayday button, ASAP, Second Screen, X-Ray, Dynamic Perspective, Firefly, free unlimited photo storage, and more. Fire phone ships today and is available exclusively on AT&T — the nation’s most reliable 4G LTE network. Customers can order at www.amazon.com/Fire-phone, www.att.com, and in AT&T retail locations nationwide. Fire phone with 32GB is available for $199 with a two-year contract or zero down and $27.09 a month with AT&T Next 18.

•
Fire phone is the only smartphone with Dynamic Perspective and Firefly. Dynamic Perspective uses a new sensor system to respond to the way customers hold, view, and move Fire phone, enabling experiences not possible on other smartphones. Firefly quickly recognizes things in the real world — web and email addresses, phone numbers, QR and bar codes, movies, music, and millions of products, and lets users take action in seconds — all with the simple press of the Firefly button.

•
Amazon launched the Dynamic Perspective SDK and the Firefly SDK. The Dynamic Perspective SDK gives developers access to algorithms that identify the X, Y, and Z coordinates of the user’s head, enabling a whole new class of apps and games. The Firefly SDK allows developers to extend the use of the Firefly button to enable new actions for customers.

•
Amazon announced that Amazon Appstore selection has nearly tripled over the past year and developers continue to report strong monetization from the apps they offer in the store. Since Fire phone launched, the rate of app submissions to the Amazon Appstore has more than doubled as developers have already begun finding innovative uses of the phone’s enhanced carousel, Dynamic Perspective, and Firefly.

•
Amazon Game Studios announced two new games — Saber’s Edge and To-Fu Fury — created exclusively for Amazon’s new Fire phone. Saber’s Edge and To-Fu Fury are co-developed with partners, Hibernum and HotGen as part of Amazon Game Studios’ mission to build fun, immersive games from the ground up for Amazon devices.

•
Amazon FreeTime is now available on Fire TV, bringing revolutionary parental controls that are simple and easy to use. FreeTime gives kids an experience designed just for them, with character search and content all their own. It gives parents peace of mind and control, enabling them to explicitly pick what content is available in FreeTime and set time limits by content type. FreeTime Unlimited brings thousands of apps, games, movies, and TV shows, and removes in-app purchasing and ads.

•
Fire TV sales have significantly exceeded our sales forecast and we are working hard to increase our manufacturing output. Fire TV app selection has more than doubled since launch due to strong engagement from developers. Recent additions include MLB TV Premium, WWE Network, Animal Planet Live, and Grand Theft Auto.

•
Amazon introduced Prime Music, a new service that offers Prime members unlimited, ad-free access to over a million songs at no additional cost to their membership. In the week following its introduction, Prime members streamed tens of millions of songs — that’s millions of hours of music — and added tens of millions of songs and more than a million Prime Playlists to their music libraries, for free.

•
Amazon Studios introduced Amazon’s first two original children’s series: Tumble Leaf and Creative Galaxy, exclusively to Prime Instant Video, and will add a third, Annedroids, tomorrow. The first six episodes of each show are available this summer, with additional episodes to follow later this year. In addition, Amazon Studios has greenlit five additional new pilots — the dramatic thriller Hysteria, dramatic comedy Really, one hour drama Hand of God, and comedies The Cosmopolitans and Red Oaks — as part of its third pilot season debuting next month on Amazon Instant Video.

•
Amazon expanded Whispersync for Voice to include Kindle reading apps for iOS and Android, providing a seamless listening experience for Audible content right inside the Kindle app. Users can switch instantly between reading a Kindle book and listening to the companion audiobook from Audible — all with just one tap, without leaving the book.

•
Amazon introduced Kindle Unlimited — a new subscription service which allows customers to freely read as much as they want from over 600,000 Kindle books, and listen as much as they want to thousands of Audible audiobooks, all for only $9.99 a month. Finding a great book is easy, and there are never any due dates — just look for the Kindle Unlimited logo on eligible titles and click “Read for Free.” Customers can choose from best sellers like The Hunger Games, Diary of a Wimpy Kid, and The Lord of the Rings.

•
More customers are using the Shop by Vehicle feature in the Amazon Automotive store than ever before. Over one million customers added their car, truck, or motorcycle to their Amazon Garage during the quarter to find products specifically designed to fit their vehicle, bringing the total count of active customers with a vehicle in the Amazon Garage to over 14 million.

•
AmazonFresh continued to expand its service in the Los Angeles and San Francisco areas. AmazonFresh customers in Orange County, Berkeley, Oakland, and Silicon Valley now get same-day and early next-day delivery of fresh groceries as well as over 500,000 Amazon.com items.

•
Amazon has expanded Sunday delivery to 18 additional cities since launching in the Los Angeles and New York metro areas. Since Sunday delivery launched, millions of packages have been delivered on Sundays to Amazon customers. Amazon Prime members, who receive unlimited two-day shipping on millions of items, can order as late as Friday and receive their packages on Sunday, for free.

•
Amazon announced enhancements to its European cross border delivery network. Amazon.co.uk and Amazon.de Prime members now have access to free Two-Day Delivery for approximately one million additional products stored in Amazon’s European fulfillment centers located outside their respective countries.

•
Since launching the India marketplace website, Amazon.in, one year ago, Amazon has rapidly expanded selection to serve customers in India, averaging a launch of one new category every 13 days. With Amazon.in customers can shop from India’s largest store with ease and confidence from over 17 million products from a rapidly growing group of small and medium businesses.

•
The Amazon Web Services (AWS) team grew by thousands of employees this past year, expanding AWS infrastructure, enterprise and public sector sales capabilities and allowing the team to innovate at an accelerating pace.

•
With 250 significant service and feature releases year-to-date, and substantial price reductions for customers starting in the second quarter (28% to 51% depending on the service), AWS continues to grow strongly, with usage growth close to 90% year-over-year in the second quarter.

•
AWS announced a new general purpose instance type for Amazon Elastic Compute Cloud (EC2). With On Demand Instance prices starting at $0.013 per hour, the new T2 instances are the lowest-cost Amazon EC2 instance option and are ideal for Web servers, developer environments, and small databases.

•
AWS announced several new capabilities to make it easier for developers to build, deploy, and scale mobile applications, including Amazon Cognito for identity management and syncing, Amazon Mobile Analytics to visualize and understand app usage data, and an AWS Mobile SDK, which provides easy, mobile-optimized access to other AWS services to power mobile apps that can scale from tens to hundreds of millions of users.

•
AWS announced Amazon Zocalo, a fully managed, secure enterprise storage and sharing service with strong administrative controls and feedback capabilities that improve user productivity. With Amazon Zocalo, customers can store, share, and gather feedback on documents, spreadsheets, presentations, webpages, images, PDFs, or text files — from the device of their choice.

•
AWS further enhanced its reliable, secure block storage service, Amazon Elastic Block Store (EBS), announcing new encryption capabilities, introducing a new lower-cost SSD-backed EBS volume type, and reducing prices on EBS Provisioned IOPS volumes by 35 percent.

Financial Guidance
The following forward-looking statements reflect Amazon.com’s expectations as of July 24, 2014, and are subject to substantial uncertainty. Our results are inherently unpredictable and may be materially affected by many factors, such as fluctuations in foreign exchange rates, changes in global economic conditions and consumer spending, world events, the rate of growth of the Internet and online commerce, and the various factors detailed below.
Third Quarter 2014 Guidance

•	Net sales are expected to be between $19.7 billion and $21.5 billion, or to grow between 15% and 26% compared with third quarter 2013.

•	Operating loss is expected to be between $810 million and $410 million, compared to $25 million in third quarter 2013.

•
This guidance includes approximately $410 million for stock-based compensation and amortization of intangible assets, and it assumes, among other things, that no additional business acquisitions, investments, restructurings, or legal settlements are concluded and that there are no further revisions to stock-based compensation estimates.

A conference call will be webcast live today at 2 p.m. PT/5 p.m. ET, and will be available for at least three months at www.amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.
These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments, the mix of products sold to customers, the mix of net sales derived from products as compared with services, the extent to which we owe income taxes, competition, management of growth, potential fluctuations in operating results, international growth and expansion, the outcomes of legal proceedings and claims, fulfillment and data center optimization, risks of inventory management, seasonality, the degree to which the Company enters into, maintains, and develops commercial agreements, acquisitions and strategic transactions, payments risks, and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risks related to new products, services, and technologies, system interruptions, government regulation and taxation, and fraud. In addition, the current global economic climate amplifies many of these risks. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and subsequent filings.

Our investor relations website is www.amazon.com/ir and we encourage investors to use it as a way of easily finding information about us. We promptly make available on this website, free of charge, the reports that we file or furnish with the SEC, corporate governance information (including our Code of Business Conduct and Ethics), and select press releases and social media postings.
About Amazon.com
Amazon opened on the World Wide Web in July 1995. The company is guided by three principles: customer obsession rather than competitor focus, passion for invention, and long-term thinking. Customer reviews, 1-Click shopping, personalized recommendations, Prime, Fulfillment by Amazon, AWS, Kindle Direct Publishing, Kindle, Fire phone, Fire tablets, and Fire TV are some of the products and services pioneered by Amazon.

AMAZON.COM, INC.
Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2014	2013	2014	2013	2014	2013
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$5,074	$4,481	$8,658	$8,084	$3,704	$2,335
OPERATING ACTIVITIES:
Net income (loss)	(126)	(7)	(18)	75	181	(101)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation of property and equipment, including internal-use software and website development, and other amortization	1,109	756	2,119	1,457	3,916	2,673
Stock-based compensation	391	298	711	526	1,318	978
Other operating expense (income), net	28	32	62	63	113	139
Losses (gains) on sales of marketable securities, net	(1)	—	(1)	—	1	(6)
Other expense (income), net	(8)	42	(57)	110	(1)	367
Deferred income taxes	(49)	21	(234)	(58)	(332)	(243)
Excess tax benefits from stock-based compensation	—	—	(121)	—	(199)	(304)
Changes in operating assets and liabilities:
Inventories	92	(30)	791	505	(1,124)	(1,116)
Accounts receivable, net and other	(299)	(211)	428	518	(936)	(922)
Accounts payable	(344)	—	(5,018)	(4,187)	1,056	1,962
Accrued expenses and other	(15)	(77)	(746)	(780)	770	728
Additions to unearned revenue	894	516	1,986	1,200	3,477	2,217
Amortization of previously unearned revenue	(810)	(460)	(1,542)	(921)	(2,913)	(1,840)
Net cash provided by (used in) operating activities	862	880	(1,640)	(1,492)	5,327	4,532
INVESTING ACTIVITIES:
Purchases of property and equipment, including internal-use software and website development	(1,290)	(855)	(2,370)	(1,526)	(4,288)	(4,267)
Acquisitions, net of cash acquired, and other	(67)	(148)	(66)	(251)	(127)	(323)
Sales and maturities of marketable securities and other investments	962	696	1,555	1,296	2,565	2,544
Purchases of marketable securities and other investments	(336)	(1,113)	(773)	(1,888)	(1,710)	(3,774)
Net cash provided by (used in) investing activities	(731)	(1,420)	(1,654)	(2,369)	(3,560)	(5,820)
FINANCING ACTIVITIES:
Excess tax benefits from stock-based compensation	—	—	121	—	199	304
Proceeds from long-term debt and other	286	81	351	107	627	3,274
Repayments of long-term debt, capital lease, and finance lease obligations	(475)	(290)	(836)	(473)	(1,363)	(748)
Net cash provided by (used in) financing activities	(189)	(209)	(364)	(366)	(537)	2,830
Foreign-currency effect on cash and cash equivalents	41	(28)	57	(153)	123	(173)
Net increase (decrease) in cash and cash equivalents	(17)	(777)	(3,601)	(4,380)	1,353	1,369
CASH AND CASH EQUIVALENTS, END OF PERIOD	$5,057	$3,704	$5,057	$3,704	$5,057	$3,704
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest on long-term debt	$31	$39	$49	$52	$94	$68
Cash paid for income taxes (net of refunds)	71	34	109	120	158	193
Property and equipment acquired under capital leases	920	447	1,636	787	2,716	1,233
Property and equipment acquired under build-to-suit leases	237	244	363	394	846	392

AMAZON.COM, INC.
Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net product sales	$15,251	$12,752	$30,956	$26,023
Net services sales	4,089	2,952	8,125	5,751
Total net sales	19,340	15,704	39,081	31,774
Operating expenses (1):
Cost of sales	13,399	11,209	27,453	23,010
Fulfillment	2,382	1,837	4,699	3,633
Marketing	943	675	1,813	1,307
Technology and content	2,226	1,586	4,217	2,969
General and administrative	377	286	704	531
Other operating expense (income), net	28	32	63	64
Total operating expenses	19,355	15,625	38,949	31,514
Income (loss) from operations	(15)	79	132	260
Interest income	11	9	21	19
Interest expense	(45)	(33)	(87)	(66)
Other income (expense), net	22	(38)	27	(115)
Total non-operating income (expense)	(12)	(62)	(39)	(162)
Income (loss) before income taxes	(27)	17	93	98
Benefit (provision) for income taxes	(94)	(13)	(167)	6
Equity-method investment activity, net of tax	(5)	(11)	56	(29)
Net income (loss)	$(126)	$(7)	$(18)	$75
Basic earnings per share	$(0.27)	$(0.02)	$(0.04)	$0.16
Diluted earnings per share	$(0.27)	$(0.02)	$(0.04)	$0.16
Weighted average shares used in computation of earnings per share:
Basic	461	456	460	455
Diluted	461	456	460	463
_____________
(1) Includes stock-based compensation as follows:
Fulfillment	$104	$81	$184	$142
Marketing	32	24	59	40
Technology and content	206	155	375	274
General and administrative	49	38	93	70

AMAZON.COM, INC.
Consolidated Statements of Comprehensive Income (Loss)
(in millions)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net income (loss)	$(126)	$(7)	$(18)	$75
Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax of $0, $(4), $1 and $(13)	11	7	39	(71)
Net change in unrealized gains on available-for-sale securities:
Unrealized gains (losses), net of tax of $0, $3, $(1) and $4	3	(7)	4	(9)
Reclassification adjustment for losses (gains) included in “Other income (expense), net,” net of tax of $0, $0, $0 and $0	(1)	—	(1)	—
Net unrealized gains (losses) on available-for-sale securities	2	(7)	3	(9)
Total other comprehensive income (loss)	13	—	42	(80)
Comprehensive income (loss)	$(113)	$(7)	$24	$(5)

AMAZON.COM, INC.
Segment Information
(in millions)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
North America
Net sales	$11,998	$9,495	$23,856	$18,886
Segment operating expenses (1)	11,560	9,086	22,856	18,020
Segment operating income	$438	$409	$1,000	$866
International
Net sales	$7,342	$6,209	$15,225	$12,888
Segment operating expenses (1)	7,376	6,209	15,319	12,904
Segment operating income (loss)	$(34)	$—	$(94)	$(16)
Consolidated
Net sales	$19,340	$15,704	$39,081	$31,774
Segment operating expenses (1)	18,936	15,295	38,175	30,924
Segment operating income	404	409	906	850
Stock-based compensation	(391)	(298)	(711)	(526)
Other operating income (expense), net	(28)	(32)	(63)	(64)
Income (loss) from operations	(15)	79	132	260
Total non-operating income (expense)	(12)	(62)	(39)	(162)
Benefit (provision) for income taxes	(94)	(13)	(167)	6
Equity-method investment activity, net of tax	(5)	(11)	56	(29)
Net income (loss)	$(126)	$(7)	$(18)	$75
Segment Highlights:
Y/Y net sales growth:
North America	26%	30%	26%	28%
International	18	13	18	14
Consolidated	23	22	23	22
Y/Y segment operating income/loss growth (decline):
North America	7%	19%	15%	25%
International	N/A	(99)	481	(125)
Consolidated	(1)	14	7	12
Net sales mix:
North America	62%	60%	61%	59%
International	38	40	39	41
	100%	100%	100%	100%
______________________________

(1)	Represents operating expenses, excluding stock-based compensation and "Other operating expense (income), net," which are not allocated to segments.

AMAZON.COM, INC.
Supplemental Net Sales Information
(in millions)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net Sales:
North America
Media	$2,464	$2,173	$5,289	$4,686
Electronics and other general merchandise	8,366	6,478	16,196	12,606
Other (1)	1,168	844	2,371	1,594
Total North America	$11,998	$9,495	$23,856	$18,886
International
Media	$2,380	$2,224	$5,022	$4,769
Electronics and other general merchandise	4,912	3,937	10,100	8,024
Other (1)	50	48	103	95
Total International	$7,342	$6,209	$15,225	$12,888
Consolidated
Media	$4,844	$4,397	$10,311	$9,455
Electronics and other general merchandise	13,278	10,415	26,296	20,629
Other (1)	1,218	892	2,474	1,690
Total consolidated	$19,340	$15,704	$39,081	$31,774
Year-over-year Percentage Growth:
North America
Media	13%	16%	13%	15%
Electronics and other general merchandise	29	31	28	30
Other	38	64	49	64
Total North America	26	30	26	28
International
Media	7%	(1)%	5%	—%
Electronics and other general merchandise	25	22	26	25
Other	4	22	8	18
Total International	18	13	18	14
Consolidated
Media	10%	7%	9%	7%
Electronics and other general merchandise	27	28	27	28
Other	37	61	46	60
Total consolidated	23	22	23	22
Year-over-year Percentage Growth:
Excluding the effect of exchange rates
International
Media	4%	7%	4%	7%
Electronics and other general merchandise	20	29	23	31
Other	(1)	27	5	22
Total International	14	20	16	21
Consolidated
Media	9%	11%	8%	11%
Electronics and other general merchandise	26	30	27	30
Other	36	61	46	61
Total consolidated	22	25	22	25
Consolidated Net Sales Mix:
Media	25%	28%	27%	30%
Electronics and other general merchandise	69	66	67	65
Other	6	6	6	5
Total consolidated	100%	100%	100%	100%
______________________________

(1)
Includes sales from non-retail activities, such as AWS sales, which are included in the North America segment, and advertising services and our co-branded credit card agreements, which are included in both segments.

AMAZON.COM, INC.
Consolidated Balance Sheets
(in millions, except per share data)

	June 30, 2014	December 31, 2013
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,057	$8,658
Marketable securities	2,929	3,789
Inventories	6,644	7,411
Accounts receivable, net and other	4,125	4,767
Total current assets	18,755	24,625
Property and equipment, net	14,089	10,949
Goodwill	2,677	2,655
Other assets	2,377	1,930
Total assets	$37,898	$40,159
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,457	$15,133
Accrued expenses and other	6,688	6,688
Unearned revenue	1,606	1,159
Total current liabilities	18,751	22,980
Long-term debt	3,119	3,191
Other long-term liabilities	5,426	4,242
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value:
Authorized shares — 500
Issued and outstanding shares — none	—	—
Common stock, $0.01 par value:
Authorized shares — 5,000
Issued shares — 486 and 483
Outstanding shares — 462 and 459	5	5
Treasury stock, at cost	(1,837)	(1,837)
Additional paid-in capital	10,405	9,573
Accumulated other comprehensive loss	(143)	(185)
Retained earnings	2,172	2,190
Total stockholders’ equity	10,602	9,746
Total liabilities and stockholders’ equity	$37,898	$40,159

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except per share data)
(unaudited)

	Q2 2013	Q3 2013	Q4 2013	Q1 2014	Q2 2014	Y/Y % Change
Cash Flows and Shares
Operating cash flow -- trailing twelve months (TTM)	$4,532	$4,977	$5,475	$5,345	$5,327	18%
Purchases of property and equipment (incl. internal-use software & website development) -- TTM	$4,267	$4,589	$3,444	$3,854	$4,288	1%
Free cash flow (operating cash flow less purchases of property and equipment) -- TTM	$265	$388	$2,031	$1,491	$1,039	292%
Free cash flow -- TTM Y/Y growth (decline)	(76)%	(63)%	414%	744%	292%	N/A
Invested capital (1)	$13,115	$14,306	$15,749	$16,681	$17,743	35%
Return on invested capital (2)	2%	3%	13%	9%	6%	N/A
Common shares and stock-based awards outstanding	474	475	476	476	480	1%
Common shares outstanding	457	458	459	460	462	1%
Stock awards outstanding	17	17	17	16	18	4%
Stock awards outstanding -- % of common shares outstanding	3.8%	3.8%	3.6%	3.5%	3.9%	N/A
Results of Operations
Worldwide (WW) net sales	$15,704	$17,092	$25,587	$19,741	$19,340	23%
WW net sales -- Y/Y growth, excluding F/X	25%	26%	22%	23%	22%	N/A
WW net sales -- TTM	$66,848	$70,133	$74,452	$78,124	$81,759	22%
WW net sales -- TTM Y/Y growth, excluding F/X	25%	25%	24%	24%	23%	N/A
Operating income (loss)	$79	$(25)	$510	$146	$(15)	(118)%
Operating income/loss -- Y/Y growth (decline), excluding F/X	(9)%	(33)%	24%	(29)%	(158)%	N/A
Operating margin -- % of WW net sales	0.5%	(0.1)%	2.0%	0.7%	(0.1)%	N/A
Operating income -- TTM	$637	$640	$745	$710	$617	(3)%
Operating income -- TTM Y/Y growth, excluding F/X	3%	27%	14%	7%	(11)%	N/A
Operating margin -- TTM % of WW net sales	1.0%	0.9%	1.0%	0.9%	0.8%	N/A
Net income (loss)	$(7)	$(41)	$239	$108	$(126)	N/A
Net income (loss) per diluted share	$(0.02)	$(0.09)	$0.51	$0.23	$(0.27)	N/A
Net income (loss) -- TTM	$(101)	$132	$274	$299	$181	N/A
Net income (loss) per diluted share -- TTM	$(0.22)	$0.28	$0.59	$0.64	$0.39	N/A
Segments
North America Segment:
Net sales	$9,495	$10,301	$15,331	$11,858	$11,998	26%
Net sales -- Y/Y growth, excluding F/X	30%	31%	26%	26%	26%	N/A
Net sales -- TTM	$38,945	$41,361	$44,517	$46,984	$49,487	27%
Operating income	$409	$295	$725	$562	$438	7%
Operating margin -- % of North America net sales	4.3%	2.9%	4.7%	4.7%	3.7%	N/A
Operating income -- TTM	$1,766	$1,770	$1,886	$1,992	$2,020	14%
Operating income -- TTM Y/Y growth, excluding F/X	58%	40%	18%	17%	14%	N/A
Operating margin -- TTM % of North America net sales	4.5%	4.3%	4.2%	4.2%	4.1%	N/A
International Segment:
Net sales	$6,209	$6,791	$10,256	$7,883	$7,342	18%
Net sales -- Y/Y growth, excluding F/X	20%	20%	15%	18%	14%	N/A
Net sales -- TTM	$27,903	$28,772	$29,935	$31,140	$32,272	16%
Net sales -- TTM % of WW net sales	42%	41%	40%	40%	39%	N/A
Operating income (loss)	$—	$(28)	$151	$(60)	$(34)	N/A
Operating margin -- % of International net sales	—%	(0.4)%	1.5%	(0.8)%	(0.5)%	N/A
Operating income (loss) -- TTM	$(6)	$25	$107	$63	$29	N/A
Operating income/loss -- TTM Y/Y growth (decline), excluding F/X	(82)%	(56)%	106%	770%	N/A	N/A
Operating margin -- TTM % of International net sales	—%	0.1%	0.4%	0.2%	0.1%	N/A
Consolidated Segments:
Operating expenses (3)	$15,295	$16,825	$24,711	$19,239	$18,936	24%
Operating expenses -- TTM (3)	$65,087	$68,338	$72,459	$76,069	$79,710	22%
Operating income	$409	$267	$876	$502	$404	(1)%
Operating margin -- % of Consolidated net sales	2.6%	1.6%	3.4%	2.5%	2.1%	N/A
Operating income -- TTM	$1,760	$1,795	$1,993	$2,055	$2,049	16%
Operating income -- TTM Y/Y growth, excluding F/X	21%	26%	21%	20%	14%	N/A
Operating margin -- TTM % of Consolidated net sales	2.6%	2.6%	2.7%	2.6%	2.5%	N/A

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except inventory turnover, accounts payable days and employee data)
(unaudited)

	Q2 2013	Q3 2013	Q4 2013	Q1 2014	Q2 2014	Y/Y % Change
Supplemental
Supplemental North America Segment Net Sales:
Media	$2,173	$2,609	$3,513	$2,825	$2,464	13%
Media -- Y/Y growth, excluding F/X	16%	18%	21%	13%	14%	N/A
Media -- TTM	$9,805	$10,199	$10,809	$11,121	$11,411	16%
Electronics and other general merchandise	$6,478	$6,732	$10,648	$7,829	$8,366	29%
Electronics and other general merchandise -- Y/Y growth, excluding F/X	31%	33%	25%	28%	29%	N/A
Electronics and other general merchandise -- TTM	$26,169	$27,840	$29,985	$31,686	$33,575	28%
Electronics and other general merchandise -- TTM % of North America net sales	67%	67%	67%	67%	68%	N/A
Other	$844	$960	$1,170	$1,204	$1,168	38%
Other -- TTM	$2,971	$3,322	$3,723	$4,177	$4,501	51%
Supplemental International Segment Net Sales:
Media	$2,224	$2,424	$3,714	$2,642	$2,380	7%
Media -- Y/Y growth, excluding F/X	7%	9%	6%	4%	4%	N/A
Media -- TTM	$10,764	$10,803	$10,907	$11,004	$11,160	4%
Electronics and other general merchandise	$3,937	$4,316	$6,478	$5,188	$4,912	25%
Electronics and other general merchandise -- Y/Y growth, excluding F/X	29%	28%	21%	26%	20%	N/A
Electronics and other general merchandise -- TTM	$16,952	$17,771	$18,817	$19,919	$20,894	23%
Electronics and other general merchandise -- TTM % of International net sales	61%	62%	63%	64%	65%	N/A
Other	$48	$51	$64	$53	$50	4%
Other -- TTM	$187	$198	$211	$217	$218	17%
Supplemental Worldwide Net Sales:
Media	$4,397	$5,033	$7,227	$5,467	$4,844	10%
Media -- Y/Y growth, excluding F/X	11%	13%	13%	8%	9%	N/A
Media -- TTM	$20,569	$21,002	$21,716	$22,125	$22,571	10%
Electronics and other general merchandise	$10,415	$11,048	$17,126	$13,017	$13,278	27%
Electronics and other general merchandise -- Y/Y growth, excluding F/X	30%	31%	24%	27%	26%	N/A
Electronics and other general merchandise -- TTM	$43,121	$45,611	$48,802	$51,605	$54,469	26%
Electronics and other general merchandise -- TTM % of WW net sales	65%	65%	66%	66%	67%	N/A
Other	$892	$1,011	$1,234	$1,257	$1,218	37%
Other -- TTM	$3,158	$3,520	$3,934	$4,394	$4,719	49%
Balance Sheet
Cash and marketable securities	$7,463	$7,689	$12,447	$8,666	$7,986	7%
Inventory, net -- ending	$5,420	$6,068	$7,411	$6,716	$6,644	23%
Inventory turnover, average -- TTM	9.4	9.2	8.9	9.1	9.1	(3)%
Property and equipment, net	$8,789	$9,991	$10,949	$12,267	$14,089	60%
Accounts payable -- ending	$8,990	$10,037	$15,133	$10,590	$10,457	16%
Accounts payable days -- ending	73	75	74	68	71	(3)%
Other
WW shipping revenue	$646	$721	$1,137	$849	$889	38%
WW shipping costs	$1,364	$1,532	$2,344	$1,829	$1,812	33%
WW net shipping costs	$718	$811	$1,207	$980	$923	29%
WW net shipping costs -- % of WW net sales	4.6%	4.7%	4.7%	5.0%	4.8%	N/A
Employees (full-time and part-time; excludes contractors & temporary personnel)	97,000	109,800	117,300	124,600	132,600	37%
______________________________

(1)	Average Total Assets minus Current Liabilities (excluding current portion of Long-Term Debt) over five quarter ends.

(2)	TTM Free Cash Flow divided by Invested Capital.

(3)	Represents cost of sales, fulfillment, marketing, technology and content, and general and administrative operating expenses, excluding stock-based compensation.

Amazon.com, Inc.
Certain Definitions
Customer Accounts

•
References to customers mean customer accounts, which are unique e-mail addresses, established either when a customer places an order or when a customer orders from other sellers on our websites. Customer accounts exclude certain customers, including customers associated with certain of our acquisitions, Amazon Payments customers, Amazon Web Services customers, and the customers of select companies with whom we have a technology alliance or marketing and promotional relationship. Customers are considered active when they have placed an order during the preceding twelve-month period.

Seller Accounts

•
References to sellers means seller accounts, which are established when a seller receives an order from a customer account. Sellers are considered active when they have received an order from a customer during the preceding twelve-month period.

Registered Developers

•	References to registered developers mean cumulative registered developer accounts, which are established when potential developers enroll with Amazon Web Services and receive a developer access key.
Units

•
References to units mean physical and digital units sold (net of returns and cancellations) by us and sellers at Amazon domains worldwide — for example www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, www.amazon.ca, www.amazon.cn, www.amazon.it, www.amazon.es, www.amazon.com.br, www.amazon.in, www.amazon.com.mx, www.amazon.com.au, www.diapers.com, www.shopbop.com and www.zappos.com — as well as Amazon-owned items sold through non-Amazon domains. Units sold are paid units and do not include units associated with certain acquisitions, rental businesses, web services or advertising businesses, or Amazon gift certificates.

Contacts:

Amazon.com Investor Relations	Amazon.com Public Relations
Phil Hardin, 206/266-2171	Ty Rogers, 206/266-7180
www.amazon.com/ir	www.amazon.com/pr